Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION
Acorn Limited	Bermuda
Aspen Bermuda Limited	Bermuda
Aspen Capital Management, Ltd	Bermuda
Aspen Cat Fund Limited	Bermuda
Peregrine Reinsurance Ltd	Bermuda
Silverton Re Ltd.	Bermuda
Aspen Insurance UK Limited	United Kingdom
Aspen (UK) Holdings Limited	United Kingdom
Aspen (US) Holdings Limited	United Kingdom
Aspen European Holdings Limited	United Kingdom
Aspen Insurance UK Services Limited	United Kingdom
AIUK Trustees Limited	United Kingdom
Aspen Risk Management Limited	United Kingdom
Aspen Managing Agency Limited	United Kingdom
Aspen Underwriting Limited	United Kingdom
APJ Continuation Limited	United Kingdom
Aspen UK Syndicate Services Limited	United Kingdom
Aspen Recoveries Limited	United Kingdom
APJ Asset Protection Jersey Limited	Jersey
Aspen Specialty Insurance Solutions LLC	California
Aspen U.S. Holdings, Inc.	Delaware
Aspen Capital Advisors Inc.	Delaware
Aspen Insurance U.S. Services Inc.	Delaware
Aspen Re America, Inc.	Delaware
Aspen Specialty Insurance Management, Inc.	Massachusetts
Aspen Specialty Insurance Company	North Dakota
Aspen American Insurance Company	Texas
AgriLogic Consulting, LLC	Texas
Aspen Singapore Pte. Ltd.	Singapore
Blue Waters Insurers, Corp.	Puerto Rico

Aspen Insurance Holdings Limited (Bermuda Holdings Company)
Aspen (US) Holdings Limited (UK Company)
Aspen Capital Advisors Inc. (DE Corp.)
Aspen European Holdings Limited (UK Company)
Aspen Insurance UK Limited (UK Operating Company)
Acorn Limited (Bermuda Company)
Blue Waters Insurers, Corp. (Puerto Rico Corp.)
Aspen Underwriting Limited (Lloyd's Corporate Member)
Aspen (UK) Holdings Limited (UK Holdings Company)
Silverton Re Ltd. (Bermuda special purpose vehicle)
Aspen Managing Agency Limited (Managing Agent to Lloyd's Syndicate 4711)
Aspen Singapore Pte. Ltd. (Singapore Company)
Aspen Bermuda Limited (Bermuda Operating Company)
Aspen Capital Management, Ltd (Bermuda Company)
Peregrine Reinsurance Ltd (Bermuda Company)
Aspen Cat Fund Limited (Bermuda Company)
APJ Continuation Limited (UK Company)
APJ Asset Protection Jersey Limited (Jersey)
Aspen UK Syndicate Services Limited (UK Company)
Aspen Risk Management Limited (UK Company)
Aspen U.S. Holdings, Inc. (DE Corp.)
Aspen Insurance U.S. Services Inc. (DE Corp. US Service Company)
Aspen Re America, Inc. (DE Corp. Reinsurance Intermediary)
Aspen Specialty Insurance Management, Inc. (MA Corp. Surplus Lines Broker)
Aspen Specialty Insurance Solutions LLC (CA LLC Surplus Lines Broker)
Aspen American Insurance Company (TX Corp. Admitted Insurance Company)
Aspen Specialty Insurance Company (ND Corp. Surplus Lines Insurance Company)
AgriLogic Consulting, LLC (TX LLC)
Aspen Recoveries Limited (UK Company)
Aspen Insurance UK Services Limited (Employment Services to UK)
AIUK Trustees Limited (UK Pension Trustee)